UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2006

Radiant Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22065

Georgia	11-2749765
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3925 Brookside Parkway
Alpharetta, Georgia 30022
(Address of principal executive offices, including zip code)

(770) 576-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 31, 2006, the Board of Directors of Radiant Systems, Inc. (the "Company"), upon recommendation of the Compensation Committee, approved a new officer compensation package for each of John Heyman, Chief Executive Officer, and Alon Goren, Chairman and Chief Technology Officer, that will be retroactive to January 1, 2006.

Mr. Heyman will receive a base salary of $375,000, a $100,000 discretionary bonus that will be paid in April 2006 and an equity award of options to purchase 60,000 shares to be granted to Mr. Heyman on April 28, 2006.

Mr. Goren will receive a base salary of $275,000 , a $75,000 discretionary bonus and an equity award of options to purchase 20,000 shares to be granted to Mr. Goren on April 28, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: May 02, 2006	By:	/s/ John H. Heyman
John H. Heyman
Chief Executive Officer